Exhibit 99.4

SBM FINANCIAL, INC.

2 Canal Plaza

Portland, Maine 04101

Proxy Card – SBM Financial, Inc. – Special Meeting of Stockholders

This Proxy Solicited by Board of Directors for the Special Meeting of Stockholders to be held on July 22, 2015

The undersigned stockholder of SBM Financial, Inc. (“SBM” or the “Company”), hereby appoints the full Board of Directors, with full powers of substitution, as attorneys in fact and agents for and in the name of the undersigned, to vote such shares as the undersigned may be entitled to vote at the Special Meeting of Stockholders to be held at 2 Canal Plaza, Portland, Maine 04101 on July 22, 2015 at 11:30 a.m., and at any and all adjournments thereof.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, an executed proxy will be voted “FOR” Items 1 and 2.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Special Meeting.

IMPORTANT SPECIAL MEETING INFORMATION

Using a black ink pen, mark votes with an X as shown in

this example. Please do not write outside the designated areas ☒

Special Meeting Proxy Card

A.	Proposals – The Board of Directors unanimously recommends that you vote “FOR” approval of the merger and “FOR” the adjournment proposal described below.

		FOR	AGAINST	ABSTAIN
1.	Proposal to approve the merger as provided for in the Agreement and Plan of Merger by and among SBM, Camden National Corporation (“Camden”), and Atlantic Acquisitions, LLC, a wholly-owned subsidiary of Camden, dated as of March 29, 2015.	☐	☐	☐
		FOR	AGAINST	ABSTAIN
2.	Proposal to approve one or more adjournments of the special meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting, or at any adjournment or postponement of that meeting, to approve the merger.	☐	☐	☐

B.	Authorized Signatures – This section must be completed for your vote to be counted. – Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. If the signer is a corporation, please sign full corporate name by duly authorized officer.

Date (mm/dd/yyyy) – Please print date below	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.